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                                                                    EXHIBIT 3.12

                                GROUND ZERO INC.

                                     BYLAWS

                    (Incorporated under the Laws of Missouri)

                            Adopted February 16, 1998

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                                TABLE OF CONTENTS

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ARTICLE I.  OFFICE..............................................................  - 1 -
     SECTION 1.1. PRINCIPAL OFFICE..............................................  - 1 -
     SECTION 1.2. REGISTERED OFFICE.............................................  - 1 -

ARTICLE II. MEETINGS OF SHAREHOLDERS............................................  - 1 -
     SECTION 2.1. ANNUAL MEETING................................................  - 1 -
     SECTION 2.2. SPECIAL MEETINGS..............................................  - 1 -
     SECTION 2.3. PLACE AND TIME OF MEETINGS....................................  - 1 -
     SECTION 2.4. NOTICE OF MEETINGS............................................  - 1 -
     SECTION 2.5. DATE FOR DETERMINING SHAREHOLDERS ENTITLED TO VOTE............  - 2 -
     SECTION 2.6. VOTING RECORD.................................................  - 2 -
     SECTION 2.7. QUORUM........................................................  - 2 -
     SECTION 2.8. PROXIES.......................................................  - 3 -
     SECTION 2.9. CONVENING SHAREHOLDERS MEETINGS...............................  - 3 -
     SECTION 2.10. VOTING AT MEETINGS...........................................  - 3 -
     SECTION 2.11. PERSONS WHO MAY VOTE CERTAIN SHARES..........................  - 3 -
     SECTION 2.12. ACTIONS WITHOUT MEETINGS.....................................  - 4 -

ARTICLE III. BOARD OF DIRECTORS.................................................  - 4 -
     SECTION 3.1. GENERAL POWERS................................................  - 4 -
     SECTION 3.2. NUMBER, TERM, AND ELECTION....................................  - 4 -
     SECTION 3.3. REMOVAL OF DIRECTORS..........................................  - 5 -
     SECTION 3.4. REGULAR MEETINGS..............................................  - 5 -
     SECTION 3.5. SPECIAL MEETINGS..............................................  - 5 -
     SECTION 3.6. PLACE OF MEETINGS.............................................  - 5 -
     SECTION 3.7. QUORUM........................................................  - 6 -
     SECTION 3.8. COMMITTEES....................................................  - 6 -
     SECTION 3.9. COMPENSATION..................................................  - 6 -
     SECTION 3.10. ACTIONS WITHOUT MEETINGS.....................................  - 6 -

ARTICLE IV. OFFICERS............................................................  - 7 -
     SECTION 4.1. GENERAL.......................................................  - 7 -
     SECTION 4.2. CHIEF EXECUTIVE OFFICER.......................................  - 7 -
     SECTION 4.3. CHAIRMAN OF THE BOARD.........................................  - 7 -
     SECTION 4.4. PRESIDENT.....................................................  - 7 -
     SECTION 4.5. VICE-PRESIDENTS...............................................  - 7 -
     SECTION 4.6. SECRETARY.....................................................  - 8 -
     SECTION 4.7. TREASURER.....................................................  - 8 -
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     SECTION 4.8. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS................  - 8 -
     SECTION 4.9. VACANCIES.....................................................  - 8 -

ARTICLE V.  CAPITAL STOCK.......................................................  - 8 -
     SECTION 5.1. CERTIFICATES..................................................  - 9 -
     SECTION 5.2. LOST OR DESTROYED CERTIFICATES................................  - 9 -
     SECTION 5.3. STOCK TRANSFERS...............................................  - 9 -
     SECTION 5.4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE............  - 9 -
     SECTION 5.5. RECORD HOLDERS OF STOCK....................................... - 10 -
     SECTION 5.6. DIVIDENDS..................................................... - 10 -
     SECTION 5.7. TREASURY STOCK................................................ - 10 -

ARTICLE VI. INDEMNIFICATION..................................................... - 10 -
     SECTION 6.1. LIABILITIES COVERED........................................... - 10 -
     SECTION 6.2. ADVANCE PAYMENT OF EXPENSES................................... - 11 -
     SECTION 6.3. INSURANCE..................................................... - 11 -
     SECTION 6.4. CONSOLIDATIONS AND MERGERS.................................... - 12 -
     SECTION 6.5. OTHER DEFINITIONS............................................. - 12 -

ARTICLE VII. MISCELLANEOUS...................................................... - 12 -
     SECTION 7.1. NEGOTIABLE INSTRUMENTS AND CONTRACTS.......................... - 12 -
     SECTION 7.2. RESIGNATIONS.................................................. - 12 -
     SECTION 7.3. FISCAL YEAR................................................... - 12 -
     SECTION 7.4. AMENDMENTS.................................................... - 12 -
     SECTION 7.5. WAIVER OF NOTICE.............................................. - 12 -
     SECTION 7.6. INSPECTION OF RECORDS......................................... - 13 -
     SECTION 7.7. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS....... - 13 -
     SECTION 7.8. COMPUTATION OF TIME........................................... - 13 -
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                                     BYLAWS

                                ARTICLE I. OFFICE

     SECTION 1.1. PRINCIPAL OFFICE. The principal office of the corporation shall be located in the of City of St. Louis, State of Missouri. The corporation may have such other offices, either within or without the State of Missouri, as the Board of Directors may designate or as the business of the corporation may from time to time require.

     SECTION 1.2. REGISTERED OFFICE. The registered office of the corporation, required by The General and Business Corporation Law of Missouri to be maintained in the State of Missouri, may be, but need not be, identical with the principal office of the corporation, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent, as provided by law.

                      ARTICLE II. MEETINGS OF SHAREHOLDERS

     SECTION 2.1. ANNUAL MEETING. An annual meeting of the shareholders for the purpose of electing directors and for the transaction of such other business as may come before the meeting shall be held on the third Wednesday of the month of January in each year, beginning with the year 1998, or on such other day within such month as shall be fixed by the Board of Directors. If the day fixed for the annual meeting shall be a legal holiday in the State of Missouri, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

     SECTION 2.2. SPECIAL MEETINGS. Special meetings of the shareholders which may be held for any purpose or purposes, unless otherwise prescribed by law, may be called by the Chairman of the Board (if any, if the Chairman of the Board is the chief executive officer), by the President, by the Board of Directors, or by the holders of not less than one-fifth (1/5) of all outstanding shares entitled to vote at such meeting.

     SECTION 2.3. PLACE AND TIME OF MEETINGS. Meetings of shareholders shall be held at the principal office of the corporation or such other place within or without the State of Missouri as may be designated from time to time by the Board of Directors. The Board of Directors or the person or persons calling such meeting may fix a reasonable hour not earlier than 10:00 a.m. or later than 8:00 p.m. for convening any meeting.

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     SECTION 2.4. NOTICE OF MEETINGS. Unless waived, written or printed notice of each meeting of shareholders stating the place, day, and hour of the meeting and, in the case of a special meeting, or where otherwise required by law, the purpose or purposes for which the meeting is called, shall be delivered or given not less than ten (10) nor more than seventy (70) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If such notice is given by mail, such notice shall be deemed delivered when deposited in the United States mail, with postage thereon prepaid, addressed to the shareholder at the shareholder's address as it appears on the records of the corporation. Attendance of a shareholder at any meeting shall constitute a waiver of notice of such meeting, except where a shareholder attends a meeting for the express purpose of objecting to the transaction of any business thereat, because such meeting is not lawfully called or convened.

     SECTION 2.5. DATE FOR DETERMINING SHAREHOLDERS ENTITLED TO VOTE. The date for determining the shareholders entitled to vote at a meeting of shareholders shall be established pursuant to Section 5.4 if action thereunder shall have been taken to establish the controlling date; otherwise, only the shareholders who are shareholders of record at the close of business on the twentieth (20th) day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting, and any adjournment of the meeting; except that, if prior to the meeting, written waivers of notice of the meeting are signed and delivered to the corporation by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting, and any adjournment of the meeting.

     SECTION 2.6. VOTING RECORD. The officer having charge of the transfer book for shares of the corporation shall make, at least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order with the address of and the number of shares held by each, which list shall be kept on file at the registered office of the corporation for a period of ten (10) days prior to such meeting and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence of the identity of the shareholders entitled to examine such list, share ledger, or transfer book and to vote at any meeting of the shareholders. Failure to comply with this Section shall not affect the validity of any action taken at any meeting of shareholders.

     SECTION 2.7. QUORUM. Unless a larger number is provided by law, the Articles of Incorporation of the corporation, or these Bylaws, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by

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proxy, shall constitute a quorum at a meeting of shareholders and the decision of a majority of a quorum shall be valid as a corporate act. If less than a majority of the outstanding shares entitled to vote are represented at any such meeting, a majority of the shares so represented may adjourn the meeting to a specified date not longer than ninety (90) days after such adjournment, from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that could have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until the adjournment thereof notwithstanding the subsequent withdrawal of shareholders representing enough shares to leave less than a quorum.

     SECTION 2.8. PROXIES. A shareholder, at any meeting of shareholders, may vote either in person or by proxy executed in writing by the shareholder or by the shareholder's duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power of attorney. The interest with which it is coupled need not be an interest in the shares themselves. Proxies shall be filed with the Secretary of the corporation before or at the time of such meeting.

     SECTION 2.9. CONVENING SHAREHOLDERS MEETINGS. The Chairman of the Board (if any), or in the Chairman of the Board's absence, the President, or in the President's absence, the Secretary, or in the absence of any of the foregoing, any other officer or any of the persons calling the meeting by a notice given as herein provided (in the order of seniority of age) shall call meetings of shareholders to order and act as chairman thereof; provided, however, that notwithstanding the foregoing, the shareholders present may elect the chairman of such meeting from among their members. The Secretary shall act as secretary of all meetings of shareholders, but in the absence of the Secretary, or if the Secretary is serving as chairman, the chairman may appoint any person to act as secretary.

     SECTION 2.10. VOTING AT MEETINGS. Except as otherwise provided by law or the Articles of Incorporation, every shareholder entitled to vote at a meeting of shareholders upon a particular question, shall have one (1) vote for each share of voting stock standing in the shareholder's name on the books of the corporation at the time fixed by law or pursuant to these Bylaws for the determination of the right to vote at such meeting. No person shall be admitted to vote on any shares belonging or hypothecated to the corporation.

     SECTION 2.11. PERSONS WHO MAY VOTE CERTAIN SHARES. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe or, in the absence of a governing provision, as the board of directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by

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the deceased person's personal representative, either in person or by proxy.
Shares standing in the name of a conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no conservator or trustee shall be entitled, as such fiduciary, to vote shares held by him or her without a transfer of such shares into his or her name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed. Unless the corporation shall have been given written notice to the contrary, executed by the shareholder and the pledgee of any shares of the corporation, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     SECTION 2.12. ACTIONS WITHOUT MEETINGS. Any action required by law to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held. The Secretary shall file such consents with the minutes of the meetings of the shareholders.

                         ARTICLE III. BOARD OF DIRECTORS

     SECTION 3.1. GENERAL POWERS. The property and business of the corporation shall be controlled and managed by the Board of Directors. The Board of Directors may exercise all powers of the corporation and do all lawful acts and things as are not by law, the Articles of Incorporation, or these Bylaws, directed or required to be exercised or done by the shareholders or some particular officer of the corporation.

     SECTION 3.2. NUMBER, TERM, AND ELECTION. The number of directors constituting the full Board of Directors of the corporation shall be one (1). The corporation may have fewer than three (3) directors only if the number of directors to constitute the full Board of Directors is also stated in the Articles of Incorporation. Directors need not be residents of the State of Missouri or the state of the corporation's principal place of business and need not be shareholders of the corporation, unless the Articles of Incorporation so require. At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders entitled to vote shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he or she is elected or until his or her successor shall have been elected and qualified, except as otherwise provided by law or these Bylaws. Unless otherwise provided in the Articles of

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Incorporation, vacancies on the Board of Directors and newly created directorships resulting from any increase in the number of directors to constitute the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, until the next election of directors by the shareholders of the corporation.

     SECTION 3.3. REMOVAL OF DIRECTORS. Directors may be removed, with or without cause, in the manner and subject to the limitations provided by law at a meeting of shareholders called expressly for such purpose. Such meeting shall be held at the registered office or principal business office of the corporation in Missouri or at such other place in the City or county in Missouri in which the principal business office of the corporation is located as may be established by the person or persons calling such meeting and stated in the notice thereof. Unless otherwise provided in the Articles of Incorporation, one or more directors or the entire Board of Directors may be removed, with or without cause, by a vote of the holders-of a majority of the shares then entitled to vote at an election of directors.

     Any director of the corporation may also be removed for cause by action of a majority of the entire Board of Directors if the director to be removed shall, at the time of removal, fail to meet the qualifications, if any, stated herein or in the Articles of Incorporation for election as a director or shall be in breach of any agreement between such director and the corporation relating to such director's services as a director or employee of the corporation. Notice of the proposed removal shall be given to all directors of the corporation prior to action thereon.

     SECTION 3.4. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without notice immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution fixing the time and place thereof, for the holding of additional regular meetings, which may thereafter be held at the designated time and place, without further notice thereof to the directors.

     SECTION 3.5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board (if any), the President, or any two (2) directors. Unless waived, written notice of any special meeting, stating the place, day, and hour thereof shall be given at least three (3) days prior thereto by the person or persons calling the meeting, either personally, by mail, or by telegram, to each director either at the most recent address which he or she has furnished the Secretary or at his or her last known residence address. If notice is given by mail, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Attendance of a director at any special meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business thereat, because such meeting

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is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 3.6. PLACE OF MEETINGS. Unless otherwise provided in the Articles of Incorporation, meetings of the Board of Directors or of any committee designated by the Board of Directors may be held at any place either within or without the State of Missouri. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in the meeting of the Board of Directors or of any committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

     SECTION 3.7. QUORUM. Unless a greater number is required by law, the Articles of Incorporation, or these Bylaws, a majority of the number of directors fixed as the full Board of Directors by the Articles of Incorporation or these Bylaws, as the case may be, shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present at a meeting, or the director if there be only one (1) present, or the Secretary if there be no director present, may successively adjourn the meeting from time to time, not to exceed thirty (30) days in the aggregate, until a quorum is obtained, and no notice other than an announcement at the meeting need be given of such adjournment.

     SECTION 3.8. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the number of directors fixed as the full Board of Directors by the Articles of Incorporation or these Bylaws, as the case may be, may designate two
(2) or more directors to constitute a committee. Each such committee, to the extent provided herein or in the resolution, shall have and exercise all of the authority of the Board of Directors in the management of the corporation; provided, however, that any or all members of each such committee may be removed at any time, with or without cause, by vote of a majority of the number of directors fixed as the full Board of Directors by the Articles of Incorporation or these Bylaws, as the case may be. Unless the Board of Directors provides for a greater number, a majority of the members constituting each such committee shall be a quorum and the act of such majority shall be the act of such committee.

     SECTION 3.9. COMPENSATION. Each director may be reimbursed for the expenses, if any, incurred by him or her in attending each meeting of the Board of Directors, and may be paid such compensation as the Board of Directors may from time to time determine.

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     SECTION 3.10. ACTIONS WITHOUT MEETINGS. Any action which is required to or may be taken at a meeting of the Board of Directors or of any committee of the directors, may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the members of the Board of Directors or of the committee, as the case may be. The consents shall have the same force and effect as a unanimous vote at a meeting duly held. The Secretary shall file the consents with the minutes of the meetings of the Board of Directors or of the committee, as the case may be.

                              ARTICLE IV. OFFICERS

     SECTION 4.1. GENERAL. The principal executive officers of the corporation (in addition to the Chairman of the Board, if any) shall be a President, one (1) or more Vice-Presidents (any of whom may be designated with descriptive titles), a Secretary, and a Treasurer; provided, that the Board of Directors may, in its discretion, limit the principal executive officers of the corporation to a President and a Secretary, unless otherwise required by law. The Board of Directors may appoint such other officers and agents (including, but not limited to, a Chairman of the Board and one or more Assistant Vice-Presidents, Assistant Secretaries, and Assistant Treasurers), as it shall deem necessary, who shall have such authority and shall perform such duties as are set out in these Bylaws or as from time to time shall be prescribed by the Board of Directors. Any two
(2) or more of the aforesaid offices may be filled by the same person. The Board of Directors, at its first annual meeting and thereafter from time to time, shall elect the principal executive officers and other officers of the corporation, who shall serve at the pleasure of the Board of Directors. Any officer or agent may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The Board of Directors shall determine the salary and other compensation of all officers and agents of the corporation.

     SECTION 4.2. CHIEF EXECUTIVE OFFICER. The chief executive officer of the corporation shall have general and active management of the corporation and shall see that all orders and resolutions of the Board of Directors are carried out.

     SECTION 4.3. CHAIRMAN OF THE BOARD. The Chairman of the Board (if any) shall preside at meetings of the Board of Directors. If expressly designated as such by the Board of Directors, the Chairman of the Board shall be chief executive officer of the corporation, with the powers and duties which attach to such position, and a duly attested written notice of such designation shall be filed with the Missouri Secretary of State; otherwise, the Chairman of the Board shall have such other powers and duties as the Board of Directors shall assign to the Chairman of the Board.

     SECTION 4.4. PRESIDENT. If no Chairman of the Board is serving, or if the Chairman of the Board has not been expressly designated chief executive officer, the

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President shall be the chief executive officer of the corporation, with the powers and duties which attach to such position. If the Chairman of the Board is chief executive officer, the President shall be the chief operating officer of the corporation, being responsible at all times to the Chairman of the Board. If no Chairman of the Board is serving, or in the absence of the Chairman of the Board, the President shall preside at meetings of the Board of Directors.

     SECTION 4.5. VICE-PRESIDENTS. Vice-Presidents shall perform such duties and exercise such powers as shall be delegated by the chief executive officer or as shall be designated by the Board of Directors.

     SECTION 4.6. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and the shareholders, and except as otherwise provided in these Bylaws, shall act as clerk thereof and record all votes and the minutes of all proceedings in the book to be kept for that purpose. The President shall keep in safe custody the seal of the corporation and, when authorized by the Board of Directors, affix the seal to any instrument requiring the same and when so ordered, add the Secretary's signature as an attestation thereof. The Secretary shall give, or cause to be given, a notice as required of all meetings of the shareholders and of the Board of Directors; the Secretary shall keep or cause to be kept a stock certificate and transfer book and a list of all the shareholders and their respective addresses and shall perform such other duties as may be prescribed by the Board of Directors or by the chief executive officer, under whose supervision the Secretary shall be.

     SECTION 4.7. TREASURER. The Treasurer shall have the custody of the corporation's funds and securities and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements and shall render to the chief executive officer and directors at the regular meetings of the Board of Directors and to the shareholders at the annual meeting of the shareholders or whenever the Board of Directors may require it, an account of all the Treasurer's transactions as the Treasurer and of the financial condition of the corporation.

     SECTION 4.8. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretary or Secretaries, if one (1) or more shall be elected by the Board of Directors, shall perform such duties and exercise such powers as shall be delegated by the Secretary or as shall be designated by the chief executive officer or by the Board of Directors. An Assistant Secretary may, in the absence or disability of the Secretary, perform all the duties and exercise all the powers of the Secretary. The Assistant Treasurer or Treasurers, if one (1) or more shall be elected by the Board of Directors, shall perform such duties and exercise such powers as shall be delegated by the Treasurer or as shall be designated by the chief executive officer or by the

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Board of Directors. An Assistant Treasurer may, in the absence or disability of the Treasurer, perform all the duties and exercise all the powers of the Treasurer.

     SECTION 4.9. VACANCIES. If the office of any officer of the corporation becomes vacant because of death, resignation, removal, or for any other reason or if any officer of the corporation is unable to perform the duties of his or her office for any reason, the Board of Directors may choose a successor who shall replace such officer or the Board of Directors may delegate the duties of any such vacant office to any other officer or to any Director of the corporation for the unexpired portion of the term.

                            ARTICLE V. CAPITAL STOCK

     SECTION 5.1. CERTIFICATES. Certificates of stock evidencing that the person therein named is the holder of record of the share or shares therein described, in such form as may be approved by the officers signing the same and meeting all statutory requirements, shall be issued and signed by the Chairman of the Board (if any, if the Chairman of the Board is the chief executive officer) or the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the seal of the corporation. Such seal may be a facsimile, engraved, or printed. If such certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile, engraved, or printed. In case any such officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. Certificates shall be numbered consecutively, dated, and registered as they are issued.

     SECTION 5.2. LOST OR DESTROYED CERTIFICATES. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and shall give the corporation an indemnity agreement in such form and with such security, if any, as the Board of Directors may require, whereupon a new certificate may, in the absolute discretion of the Board of Directors, be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

     SECTION 5.3. STOCK TRANSFERS. The corporation shall register transfer of a certificate of stock, together with the date of such transfer, if such certificate is (a) delivered and endorsed by the person appearing by the certificate to be the owner of the shares represented thereby, or (b) delivered together with a separate document containing a written assignment of the certificate or a power of attorney to sell, assign, or transfer the same, signed by the person appearing by the certificate to be the owner of the shares represented thereby, or (c) delivered together with a separate

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document containing a written assignment of the certificate signed by the trustee in bankruptcy, receiver, guardian, executor, administrator, custodian, or other person duly authorized by law (and presenting evidence of such authority satisfactory to the corporation) to transfer the certificate on behalf of the person appearing by the certificate to be the owner of the shares represented thereby. Every stock certificate surrendered to the corporation for transfer or otherwise in exchange for a new certificate shall be marked "CANCELED" with the date of cancellation, and no new certificate(s) in lieu thereof shall be issued until the former certificate(s) for an equivalent number of shares have been surrendered and canceled, except as otherwise provided in
Section 5.2 of these Bylaws.

     SECTION 5.4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purposes of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or the allotment of rights, or any change or conversion or exchange of shares, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books of the corporation shall be closed for a stated period but not to exceed, in any case, fifty (50) days preceding the date of any such meeting, payment, allotment, change, conversion, or exchange, or other event requiring a determination of shareholders. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any such meeting, payment, allotment, or of any change or conversion or exchange of shares, as a record date for the determination of the shareholders entitled to notice of, and to vote at the meeting, and any adjournment thereof, or entitled to receive payment of a dividend, or allotment of rights, or entitled to exercise the rights in respect of the change, conversion, or exchange of shares. In such case only the shareholders who are shareholders of record on the date of closing the transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, the meeting, and any adjournment thereof, or to receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the date of closing of the transfer books or the record date fixed as aforesaid.

     SECTION 5.5. RECORD HOLDERS OF STOCK. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided for by law.

     SECTION 5.6. DIVIDENDS. The Board of Directors may declare and the corporation may pay dividends on its outstanding shares of capital stock in accordance with law and the Articles of Incorporation.

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     SECTION 5.7. TREASURY STOCK. All issued and outstanding stock of the corporation that may be purchased or otherwise acquired by the corporation shall be treasury stock, and shall be subject to disposal by action of the Board of Directors. Such stock shall neither vote nor participate in dividends while held by the corporation.

                           ARTICLE VI. INDEMNIFICATION

     SECTION 6.1. LIABILITIES COVERED. The corporation

          (i) shall indemnify, to the fullest extent permitted by law, any person who was or is a party (other than a party plaintiff suing on his or her own behalf or in the right of the corporation) or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation), by reason of the fact that such person is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, in the manner set forth by The General and Business Corporation Law of Missouri, as from time to time in effect, and

          (ii) may indemnify, to the fullest extent permitted by law, any person who was or is a party (other than a party plaintiff suing on his or her own behalf or in the right of the corporation) or is threatened to be made a party to such action, suit or proceeding by reason of the fact that such person is or was or has agreed to become an employee or agent of the corporation, or is or was serving or has agreed to serve at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, upon a determination of the Board of Directors of the corporation that such person should be indemnified, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding. Any and all indemnification provided by the corporation shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     The corporation may also from time to time enter into agreements providing for indemnification of any such person upon a vote of the shareholders or upon the vote of a majority of the disinterested directors of the corporation, to the fullest extent permitted by law.

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     SECTION 6.2. ADVANCE PAYMENT OF EXPENSES. Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he or she is lawfully entitled to be indemnified by the corporation.

     SECTION 6.3. INSURANCE. The Board of Directors shall have the power to cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of these Bylaws.

     SECTION 6.4. CONSOLIDATIONS AND MERGERS. For the purpose of this Article VI of these Bylaws, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee, or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Article of these Bylaws with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

     SECTION 6.5. OTHER DEFINITIONS. For the purpose of this Article of these Bylaws, the term "other enterprises" shall include employee benefit plans; the term "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

                           ARTICLE VII. MISCELLANEOUS

     SECTION 7.1. NEGOTIABLE INSTRUMENTS AND CONTRACTS. All checks, drafts, notes, demands for money, and all other commercial paper and contracts and other obligations of the corporation shall be executed in such manner and by such officer or officers or persons as the Board of Directors may, from time to time, designate. In the absence of specific designation, the President of the corporation shall have the power to execute all such documents and instruments.

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     SECTION 7.2. RESIGNATIONS. Any director or officer of the corporation may resign at any time by giving written notice to the chief executive officer or the Secretary. Such resignation shall take effect on the date on which the notice thereof is received or at any later time specified therein, and unless otherwise specified herein, the acceptance of such resignation by the corporation shall not be necessary to make it effective.

     SECTION 7.3. FISCAL YEAR. The Board of Directors shall, by resolution, determine the fiscal year of the corporation.

     SECTION 7.4. AMENDMENTS. The Board of Directors, to the extent permitted by the Articles of Incorporation of the corporation and by law, by the affirmative vote of a majority of the number of directors fixed as the full Board of Directors by the Articles of Incorporation or these Bylaws, may, at any regular meeting or upon notice at any special meeting, alter, amend, or repeal these Bylaws.

     SECTION 7.5. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of The General and Business Corporation Law of Missouri or the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     SECTION 7.6. INSPECTION OF RECORDS. A shareholder, if the shareholder be entitled and demands to inspect the records of the corporation pursuant to any statutory or other legal right, shall be privileged to inspect such records only during the usual and customary hours of business and in such manner as will not unduly interfere with the regular conduct of the business of the corporation. No shareholder shall use, permit to be used, or acquiesce in the use by others of any information so obtained to the detriment competitively of the corporation, nor shall any shareholder furnish or permit to be furnished any information so obtained to any competitor or prospective competitor of the corporation.

     SECTION 7.7. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise provided by the Board of Directors, the chief executive officer of the corporation shall have the power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of the shareholders of or with respect to any action of the shareholders of any other corporation in which the corporation may hold securities, and otherwise to exercise any and all rights and powers that this corporation may possess by reason of its ownership of securities in such other corporation.

     SECTION 7.8. COMPUTATION OF TIME. In applying any provision of these Bylaws relating to the number of days prior or subsequent to an event that an act be done or notice be given, calendar days shall be the basis of the computation of the time period, excluding the day on which the act is done or the notice is given and including the day of the event to which the act or notice relates.

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